                                                                     EXHIBIT 5.1




                          [COOLEY GODWARD LETTERHEAD]



June 18, 1999


MessageMedia, Inc.
6060 Spine Road
Boulder, Colorado  80301


Ladies and Gentlemen:


You have requested our opinion with respect to certain matters in connection with the filing by MessageMedia, Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-3 (the "Registration Statement") including a related prospectus filed with the Registration Statement (the "Prospectus"), covering the registration of up to 6,654,676 shares of the Common Stock, $.001 par value, of the Company (the "Securities") on behalf of certain selling stockholders, including 5,882,676 shares of Common Stock (the "Shares") and 772,000 shares of Common Stock (the "Warrant Shares") issuable upon the exercise of warrants held by certain selling security holders (the "Warrants").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, the Warrants, the Company's Amended and Restated Certificate of Incorporation and Bylaws, as amended, and such other records, documents, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares are validly issued, fully paid and nonassessable and (ii) the Warrant Shares, when issued and sold in accordance with the terms of the Warrants, will be validly issued, fully paid and a nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.



Very truly yours,


Cooley Godward LLP



/s/ D. BRADLEY PECK
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D. Bradley Peck